Exhibit 99

                                     EXPERTS

The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from Lincoln Benefit Life Company's Annual Report on Form 10-K for the year ended December 31, 2003, and from the Statement of Additional Information (which is part of Registration Statement No. 333-50545) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in the Prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the sub-accounts comprised by Lincoln Benefit Life Variable Annuity Account as of December 31, 2003, and for each of the periods in the two year period then ended incorporated in the Prospectus by reference from the Statement of Additional Information (which is part of Registration Statement No. 333-50545) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in the Prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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Exhibit 99(b)
                                POWER OF ATTORNEY

                                 WITH RESPECT TO

                  LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT
                                  (REGISTRANT)

                                       AND

                          LINCOLN BENEFIT LIFE COMPANY
                                   (DEPOSITOR)

Know all men by these presents that the undersigned director of Lincoln Benefit Life Company constitutes and appoints Michael J. Velotta, as his true and lawful attorney-in-fact and agent, with full power of substitution, for his in any and all capacities, to sign any registration statements of Lincoln Benefit Life Company and its Lincoln Benefit Life Company Variable Annuity Account and any amendments thereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

January 23, 2004



Kevin R. Slawin
Director